UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   June 19, 2014

Heatwurx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18001 S. Figueroa, Unit F, Gardena, CA	90248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 324-4513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 19, 2014, the Board of Directors of Heatwurx, Inc., a Delaware corporation (the “Company”) increased the number of directors to five and appointed David Dworsky to serve as a director of the Company.  The term of Mr. Dworsky’s appointment is until the next annual meeting of shareholders or until his successor is duly elected and qualified.  At this time, there are no plans to appoint Mr. Dworsky to any committees.  Mr. Dworsky does not have a family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Mr. Dworsky has served as our President, Chief Executive Officer since December 16, 2013.  Mr. Dworsky has served in the following positions during the last five years:  From 2008 through 2011, he served as President and Chief Executive Officer and was a major stockholder of Dworsky Companies, Inc., engaged in providing building services, such as landscape maintenance, landscape construction, commercial sweeping services, and environmental cleaning of hard surfaces utilizing environmentally safe cleaning techniques for the commercial, industrial, and municipal markets in Southern California; during 2011 he also served as President and Chief Executive Officer and was a majority shareholder of Dworsky Facilities, Inc., engaged in environmental cleaning and commercial sweeping services in Southern California; also during 2011 he was retained as a consultant by The Brickman Group, a Delaware company which acquired Dworsky Landscape, a segment of the Dworsky Companies; from 2011 to present Mr. Dworsky has served as Chief Executive Officer and is a major shareholder of Dworsky Partners LLC engaged in environmental cleaning and commercial sweeping services in Southern California, and as President and Chief Executive Officer and is a major shareholder of Dr. Pave, LLC, engaged in the asphalt repair industry in Southern California.

As stated above, prior to Mr. Dworsky’s appointment as a director, he served and continues to serve as the Company’s Chief Executive Officer, and due to his appointment as CEO, the Company was required to disclose any related party transactions (including his association with Dr. Pave, LLC, a California limited liability company and wholly-owned subsidiary of the Company) required pursuant to section (d)(4) of this item in prior filings.  As such, disclosure regarding Mr. Dworsky’s compensation as CEO and related transactions has been disclosed in Item 5.02 of Form 8-K filed with the Commission on November 27, 2013, Item 1.01 of Form 8-K filed with the Commission on January 9, 2014, and in Items 8 and 11 of Form 10-K filed with the Commission on March 27, 2014, which are incorporated by reference herein.

Appointment of Secretary

On June 19, 2014, Alex Kramer was appointed as Secretary to fill the position after the resignation of Allen Dodge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: June 25, 2014	By /s/ David Dworsky
David Dworsky, Chief Executive Officer

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